EXHIBIT 23.1
CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Nos. 333-113341, 333-13388, 333-119011, 333-129825, 333-149072 and 333-158973) on Form S-8 and in the Registration Statements (Nos. 333-122630, 333-133460, 333-137719, 333-142270, 333-127546, 333-132069, 333-128944 and 333-145665) on Form S-3 of Oclaro, Inc. (formerly known as Bookham, Inc.) of our report dated September 4, 2008 (February 23, 2009 as to Note 17) relating to the consolidated financial statements of Avanex Corporation (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the change in the Company’s method of accounting for uncertainties in income taxes upon adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 effective July 1, 2007, and its method of accounting for defined benefit pension and other postretirement plans upon the adoption of FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) as of June 30, 2007), and (ii) the Company’s ability to continue as a going concern) incorporated by reference in this current report on Form 8-K/A of Oclaro, Inc. (formerly known as Bookham, Inc.) from Amendment No.2 to Registration Statement No. 333-157528 on Form S-4 of Oclaro, Inc. (formerly Bookham, Inc).
/s / Deloitte & Touche LLP
San Jose, California
May 4, 2009